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Millar Western Forest Products Ltd.
Computation of Ratio of Earnings to Fixed Charges

                                                                                                   Nine months ended
                                                             Years ended Dec. 31                      September 30
                                            ---------------------------------------------------    -----------------
                                              1998      1999      2000        2001        2002      2002      2003
                                            -------    ------    ------    ----------    ------    ------    ------
                                                                 (IN THOUSANDS OF CANADIAN DOLLARS)
EARNINGS:
  Earnings before income taxes              (34,637)   20,305    30,278    (27,795.00)      953     1,889    38,891
  Fixed charges                              24,220    24,831    25,938        26,945    26,229    19,641    16,728
                                            -------    ------    ------    ----------    ------    ------    ------
TOTAL EARNINGS                              (10,417)   45,136    56,216          (850)   27,182    21,530    55,619
                                            =======    ======    ======    ==========    ======    ======    ======

FIXED CHARGES:
  Interest expense                           23,489    23,578    24,685        25,888    25,310    18,952    16,038
  Amortization of deferred financing costs      731     1,253     1,253         1,057       919       689       690
                                            -------    ------    ------    ----------    ------    ------    ------
TOTAL FIXED CHARGES                          24,220    24,831    25,938        26,945    26,229    19,641    16,728
RATIO OF EARNINGS TO FIXED CHARGES             (0.4)      1.8       2.2          (0.0)      1.0       1.1       3.3
                                            =======    ======    ======    ==========    ======    ======    ======
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